                                                                    EXHIBIT 4.10


                 INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT


                 INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of this 30th day of October, 1997, by and among UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee for its own benefit and for the benefit of the Holders (as hereinafter defined) under the Indenture (as hereinafter defined) (in such capacity, the "Trustee"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for its own benefit and for the benefit of the Term Loan Lenders (as hereinafter defined) under the Term Loan Agreement (as hereinafter defined) (in such capacity, the "Term Loan Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent under the Revolving Credit Agreement (as hereinafter defined) (in such capacity, the "Agent Bank"), UNITED STATES TRUST COMPANY OF NEW YORK, as collateral agent (the "Collateral Agent"), PCI CHEMICALS CANADA INC. ("PCI Canada"), PIONEER AMERICAS, INC. ("PAI") and PIONEER AMERICAS ACQUISITION CORP. ("PAAC" and together with PCI Canada and PAI sometimes hereinafter referred to collectively as the "Companies").


                                    Recitals

                 A. Pursuant to that certain Indenture dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture") among PCI Canada, the Guarantors (as defined therein) and the Trustee, as trustee for the holders (the "Holders") of the Notes (as hereinafter defined), PCI Canada will issue its 9 1/4% Senior Secured Notes due 2007 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including all notes issued in exchange or substitution therefor, upon the registration of such notes pursuant to the Securities Act of 1933 or otherwise, the "Notes") in the aggregate principal amount of $175 million.

                 B. Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Term Loan Agreement") among PAI, PAAC, as parent guarantor, the Term Loan Agent, DLJ Capital Funding, Inc., as syndication agent, Salomon Brothers Holding Company Inc, as documentation agent, and the lenders from time to time parties thereto (the "Term Loan Lenders"), the Term Loan Lenders will make loans to PAI to be evidenced by, among other things, certain promissory notes (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including all notes issued in exchange or substitution therefor, the "U.S. Term Loan Notes") in an aggregate principal amount of up to $100 million and a Bond (Quebec Law) (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including all bonds issued in exchange or substitution therefor, the "Bond" and together with the U.S. Term Loan Notes, the "Term Loan Notes").

                 C. PAAC has entered into a Loan and Security Agreement, dated as of June 17, 1997, as amended by a Consent and Amendment, dated as of the date hereof (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among PAAC, as borrower, the Agent Bank, as agent and a lender, and the other lenders party thereto, under which the Agent Bank and such other lenders (collectively, the "Bank Lenders") have agreed to provide certain revolving loan and letter of credit facilities to PAI in an aggregate principal or face amount not in excess of $65 million.

                 D. Pursuant to the Guaranty dated as of the date hereof, PCI Canada has guaranteed (such guarantee by PCI Canada being hereinafter referred to as the "Term Loan Guarantee") the payment and performance of the Term Loan Obligations (as hereinafter defined).

                 E. PCI Canada (or, in the case of the Bond Pledge Agreement described in clause (ii) below, PAI) has executed and delivered (or will execute and deliver) the following documents (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Documents") to the Collateral Agent to secure the payment and performance of its obligations under the Indenture, the U.S. Term Loan Notes, the Bond and the Term Loan Guarantee, as applicable:

                 (i) Deed of Hypothec (the "Deed of Hypothec") dated as of the date hereof in respect, inter alia, of certain premises in Becancour, Quebec by PCI Canada, as grantor, to the Collateral Agent, for its own account and for the account of the Trustee, the Term Loan Agent, the Holders and the Term Loan Lenders;

                 (ii) Bond Pledge Agreement dated as of the date hereof in respect, inter alia, of the Bond to the Collateral Agent for its own account and for the account of the Trustee, the Term Loan Agent, the Holders and the Term Loan Lenders;

                 (iii) Demand Debenture (the "New Brunswick Debenture") in the principal amount of $500,000,000 dated as of the date hereof in respect, inter alia, of certain premises in Dalhousie, New Brunswick, by PCI Canada to the Collateral Agent, as beneficiary, for the benefit of the Trustee, the Term Loan Agent, the Holders and the Term Loan Lenders;

                 (iv) Debenture Pledge Agreement dated as of the date hereof in respect of the New Brunswick Debenture by PCI Canada, to the Collateral Agent, for the benefit of the Trustee, the Term Loan Agent, the Holders and the Term Loan Lenders; and

                 (v) Demand Debenture (the "Ontario Debenture") in the principal amount of $500,000,000 dated as of the date hereof in respect, inter alia, of certain premises in Cornwall, Ontario and Mississauga, Ontario, by PCI Canada to the Collateral Agent, as beneficiary, for the benefit of the Trustee, the Term Loan Agent, the Holders and the Term Loan Lenders;

                 (vi) Debenture Pledge Agreement dated as of the date hereof in respect of the Ontario Debenture by PCI Canada, to the Collateral Agent, for the benefit of the Trustee, the Term Loan Agent, the Holders and the Term Loan Lenders; and

                 (vii) Demand Debenture (the "Nova Scotia Debenture") in the principal amount of $500,000,000 dated as of the date hereof in respect, inter alia, of certain premises in Point Tupper, Nova Scotia, by PCI Canada to the Collateral Agent, as beneficiary, for the benefit of the Trustee, the Term Loan Agent, the Holders and the Term Loan Lenders;

                 (viii) Debenture Pledge Agreement dated as of the date hereof in respect of the Nova Scotia Debenture by PCI Canada, to the Collateral Agent, for the benefit of the Trustee, the Term Loan Agent, the Holders and the Term Loan Lenders; and

                 (ix) Borrower (Canadian) Security Agreement; Patent Security Agreement; Trademark Security Agreement; and Copyright Security Agreement (collectively, and as each of the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "General Security Agreement") dated as of the date hereof by PCI Canada, as grantor, to the Collateral Agent, as secured party, for the benefit of the Trustee, the Term Loan Agent, the Holders and the Term Loan Lenders.


                              A g r e e m e n t :

                 The parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

                 Definitions.     (a) Capitalized terms that are not otherwise
defined herein are used herein with the meanings given thereto in the Deed of Hypothec and the Debenture as in effect on the date of execution of this Agreement.

                 (b) The following terms shall have the respective meanings set forth below:

                 "Agent Bank" is defined in the first paragraph of this Agreement.

                 "Asset Sale Release Notice" is defined in Section 3.2(b)(i) of this Agreement.

                 "Bank Lenders" is defined in Recital C of this Agreement.

                 "Bond" is defined in Recital B of this Agreement.

                 "Collateral" means the Hypothecated Property (as defined in the Deed of Hypothec), the Collateral (as defined in the Debenture and as defined in the General Security Agreement), the New Collateral and any other property or assets (including, without limitation, the St. Gabriel Pipeline, as defined in the Indenture) which may from time to time be subject to one or more of the Liens evidenced or created by any of the Collateral Documents.

                 "Collateral Account" is defined in Section 5.1 of this Agreement.

                 "Collateral Agent" is defined in the first paragraph of this Agreement.

                 "Collateral Agent's Fees" means all fees, costs and expenses of the Collateral Agent of the type described in Sections 7.3, 7.4, 7.5 and 7.6 of this Agreement.

                 "Collateral Documents" means, collectively, (i) the Security Documents, (ii) this Intercreditor and Collateral Agency Agreement, (iii) the documentation relating to the Collateral Account and (iv) all hypothecs, debentures, security agreements, mortgages, deeds of trust, pledges, collateral assignments or any other instruments (including, without limitation, the Pipeline Security Documents, as defined in the Indenture, and the Affiliate Security Agreements, as defined in the Term Loan Agreement) evidencing or creating any security interest in favor of the Collateral Agent for the benefit of the Secured Parties or in favor of the Collateral Agent for its account and for the account of the Secured Parties in all or any portion of any property or assets of any Obligor, in each case as amended, supplemented or otherwise modified from time to time.

                 "Companies" is defined in the first paragraph of this Agreement.

                 "Debenture" means, collectively, the New Brunswick Debenture, the Ontario Debenture and the Nova Scotia Debenture.

                 "Debt Instrument" means each of the Notes, the Bond and the U.S. Term Loan Notes.

                 "Deed of Hypothec" is defined in Recital E(i) of this Agreement.

                 "Default" means a Default under the Term Loan Agreement or under the Indenture, as the case may be.

                 "Distribution Date" means the date on which any funds are distributed by the Collateral Agent in accordance with the provisions of
Section 6.1 of this Agreement.

                 "Enforcement Notice" is defined in Section 2.2(a) of this Agreement.

                 "Event of Default" means an Event of Default under the Term Loan Agreement or under the Indenture, as the case may be.

                 "Excepted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained; (b) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens; (c) any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Collateral covered by such Lien for the purposes for which such Collateral is held by PCI Canada or materially impair the value of such Collateral subject thereto; (d) the registrations described in the Title Opinion with respect to such Collateral; and (e) Liens and encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Collateral or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title to the Collateral which in the aggregate do not prevent the use of the Collateral for the purposes for which it is currently held by PCI Canada or have a Material Adverse Effect on the Companies taken as a whole.

                 "General Security Agreement" is defined in Recital E(ix) of this Agreement.

                 "Holders" is defined in Recital A of this Agreement.

                 "Indenture" is defined in Recital A of this Agreement.

                 "Indenture Obligations" means any and all indebtedness, obligations and liabilities of PCI Canada now or hereafter existing under or in respect of the Notes, including, without limitation, payment of principal, premium, if any, interest and Liquidated Damages (as defined in the Indenture), if any, when due and payable, and all other amounts due or to become due under or in connection with the Indenture (including, without limitation, all sums due to the Trustee pursuant to Section 606 thereof), the Notes and the performance of all other obligations to the Trustee and the holders of the Notes under the Indenture and the Notes, according to the terms thereof.

                 "Lien" means any interest in Collateral owed to, or a claim by a Person, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a hypothec, debenture, debenture pledge, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include prior claims (within the meaning of the Civil Code of Quebec) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Collateral.

                 "Majority Holders" means the holders of Debt Instruments which in principal amount constitute more than 50% of the Total Amount of Secured Obligations; provided, however, that for purposes of this definition there shall not be counted any interests in any Debt Instrument (A) for which (and to the extent that) there are at such time on deposit with the Collateral Agent, or the Trustee or the Term Loan Agent, as the case may be, amounts to be applied to the payment of principal thereof or (B) which are held by any of the Companies or any Affiliate (as defined in the Indenture as in effect on the date hereof) of any of the Companies.

                 "Material Adverse Effect" shall mean, as to any Person, asset or Property, a material adverse effect on the business, assets, properties, condition (financial or other), operations or results of operations of such Person, asset or Property, which effect is not adequately and effectively insured or indemnified against by a financially sound insurance company, and excepting effects arising solely out of general national economic conditions and/or effects arising solely out of matters affecting the industry in which such Person, asset or Property conducts business as a whole.

                 "New Brunswick Debenture" is defined in Recital E(iii) of this Agreement.

                 "New Collateral" shall mean any Collateral pledged to the Collateral Agent pursuant to stock pledge agreements executed and delivered pursuant to Section 1017 of the Indenture or Section 7.1.9 of the Term Loan Agreement.

                 "Note Majority Holders" shall mean the holders of the Notes which in principal amount constitute more than 50% of the Indenture Obligation provided that for purposes for this definition, there shall not be counted any interest in the Notes (i) for which (and to the extent that) there are at such time on deposit with the Collateral Agent or the Trustee amounts to be applied to the payment of principal thereof or (ii) which are held by any of the Companies or any Affiliate of any of the Companies.

                 "Notes" is defined in Recital A of this Agreement.

                 "Nova Scotia Debenture" is defined in Recital E(vii) of this Agreement.

                 "Obligor" means PCI Canada and any other grantor, pledgor or assignor under a Collateral Document.

                 "Obligor Collateral" is defined in the Revolving Credit Agreement. As used in this definition, "Revolving Credit Agreement" shall mean the Revolving Credit Agreement as in effect on the date hereof.

                 "Officers' Certificate" is defined in the Indenture as in effect on the date hereof.

                 "Ontario Debenture" is defined in Recital E(v) of this Agreement.

                 "Opinion of Counsel" has the meaning set forth in the Indenture as in effect on the date hereof.

                 "Other Released Interest" is defined in Section 3.2(c) of this Agreement.

                 "Other Valuation Date" is defined in Section 3.2(c)(i) of this Agreement.

                 "PAAC" is defined in the first paragraph of this Agreement.

                 "PAI" is defined in the first paragraph of this Agreement.

                 "Person" shall mean any individual, corporation, legal person, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                 "PCI Canada" is defined in the first paragraph of this Agreement.

                 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Pro Rata Share" with respect to any Secured Party means, at any date of determination thereof, the percentage derived by dividing (i) the total, without duplication, of all outstanding Indenture Obligations or Term Loan Obligations, as the case may be (whether by virtue of acceleration or otherwise) under or in respect of the Debt Instruments held or administered by such Secured Party, including all fees, expenses and other amounts owing to the Trustee or the Term Loan Agent, less the amount of any cash collateral on deposit with the Trustee or the Term Loan Agent, as the case may be, with respect thereto, by (ii) the Total Amount of Secured Obligations.

                 "Quebec Secured Party" means each of the Holders, the Trustee, the Term Loan Lenders and the Term Loan Agent, and their respective successors and assigns.

                 "Real Property" means any interest in any real property or any portion thereof, whether owned in fee or leased or otherwise owned.

                 "Release Notice" is defined in Section 3.2(c)(i) of this Agreement.

                 "Released Interests" is defined in Section 3.2(b) of this Agreement.

                 "Released Trust Moneys" is defined in Section 4.4 of this Agreement.

                 "Revolving Credit Agreement" is defined in Recital C of this Agreement.

                 "Secured Obligations" means, at any time, the obligations of the Companies from time to time under or in respect of the Debt Instruments.

                 "Secured Party" means each of the Trustee (acting for its own benefit and for the benefit of the Holders) and the Term Loan Agent (acting for its own benefit and for the benefit of the Term Loan Lenders), and their respective successors and assigns.
                 "Security Documents" is defined in Recital E of this Agreement.

                 "Survey" means a survey or certificate of location of any parcel of real property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state in which such property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) to a date after the completion of such construction, (iii) certified by the surveyor (in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens of the Collateral Documents) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey.

                 "Term Loan Agent" is defined in the first paragraph of this Agreement.

                 "Term Loan Agreement" is defined in Recital B of this Agreement.

                 "Term Loan Asset Sale" is defined in Section 3.2(b) of this Agreement.

                 "Term Loan Collateral Proceeds" is defined in Section 3.2(b)(iv) of this Agreement.

                 "Term Loan Guarantee" is defined in Recital D of this Agreement.

                 "Term Loan Lenders" is defined in Recital B of this Agreement.

                 "Term Loan Note Majority Holders" shall mean the holders of the Term Loan Notes which in principal amount constitute more than 50% of the Term Loan Obligation, provided that for purposes of this definition there shall not be counted any interest in the Term Loan Notes (i) for which (and to the extent that) there are at such time on deposit with the Collateral Agent or the Term Loan Agent amounts to be applied to the payment of principal thereof and (ii) which are held by any of the Companies or any Affiliate of any of the Companies.

                 "Term Loan Notes" is defined in Recital B of this Agreement.

                 "Term Loan Obligations" means any and all indebtedness, obligations and liabilities of PCI Canada and PAI now or hereafter existing under or in respect of the Term Loan Guarantee and the Term Loan Notes, including, without limitation, payment of principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Term Loan Agreement (including, without limitation, all sums due to the Term Loan Agent pursuant to Section 11.3 and 11.4 thereof) and the Term Loan Notes and the performance of all other obligations to the Term Loan Agent and the Term Loan Lenders under the Term Loan Agreement and the Term Loan Notes according to the terms thereof.

                 "Title Opinions" means the title opinions delivered to the Collateral Agent with respect to the registration of the Liens under the Security Documents.

                 "Total Amount of Secured Obligations" means, at any time, the total, without duplication, of all amounts then outstanding under or in respect of each of the Debt Instruments less, in each case, the amount of cash collateral on deposit with the Trustee or the Term Loan Agent, as the case may be, with respect thereto.

                 "Total Net Proceeds" is defined in Section 6.1(a) of this Agreement.

                 "Trustee" is defined in the first paragraph of this Agreement.

                 "Trust Estate" means (i) the right, title and interest of the Collateral Agent in and to the Collateral and in, to and under each of the Collateral Documents, (ii) the right, title and interest of the Collateral Agent in, to and under each of the Title Opinions and (iii) any amounts from time to time held in the Collateral Account.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                 "Trust Moneys" is defined in Section 4.1 of this Agreement.

                 "U.S. Term Loan Notes" is defined in Recital B of this
Agreement.

                 "Valuation Date" is defined in Section 3.2(b)(i) of this Agreement.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.


                                   ARTICLE 2

                         DECLARATION OF TRUST; REMEDIES

                 2.1 The Collateral Agent hereby declares, and the Companies agree that, for purposes of constituting security in the Collateral located in the Province of Quebec, the Collateral Agent has received a Power of Attorney (within the meaning of the Civil Code of Quebec) from and for all and each of the Quebec Secured Parties for the purposes of holding, on behalf of and for the benefit of all of the Quebec Secured Parties, the security constituted by the Deed of Hypothec. The Collateral Agent, for itself and its successors, confirms its acceptance of such Power of Attorney.

                 2.1A     Declaration and Acceptance of Trust. The Collateral
Agent hereby declares, and the Companies agree, that the Collateral Agent holds the Trust Estate as secured party, grantee or beneficiary, as the case may be, in trust or under power of attorney (within the meaning of the Civil Code of Quebec) under this Agreement and the Collateral Documents for the equal and ratable benefit of the Secured Parties (and the Persons for whom the Secured Parties act as trustee, agent or fiduciary, as applicable) or the Quebec Secured Parties, as the case may be, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as provided herein. Each Secured Party, by executing and delivering this Agreement, and each Person for whom such Secured Party acts as trustee, agent or fiduciary, as applicable, by acceptance of the benefits of this Agreement and the Collateral Documents, (i) consents to the appointment of the Collateral Agent as agent hereunder and grants to the Collateral Agent all rights and powers necessary for the Collateral Agent to perform its obligations hereunder, (ii) confirms that the Collateral Agent shall have the authority, subject to the terms of this Agreement, to act as the exclusive agent and attorney-in-fact of such Secured Party (or Person, as applicable) to make claims under and otherwise act in all respects as the beneficiary of the Title Opinions, to enforce any remedies under or with respect to any Collateral Document, to give or withhold any consent or approval relating to any Collateral or the Collateral Documents or any obligations with respect thereto, and otherwise to take any action on behalf of the Secured Parties (and such Persons) contemplated in the Collateral Documents (including, without limitation, receiving opinions, maintaining collateral accounts and exercising remedies) and (iii) agrees that, except as provided in this Agreement, such Secured Party (or Person, as applicable) shall not take any action to enforce any of such remedies or give any such consents or approvals relating to any Collateral or the Collateral Documents or itself make any claim under the Title Opinions.

                 2.2 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default under the Indenture, the Note Majority Holders shall have the right at any time, and, upon the occurrence and during the continuance of an Event of Default under the Term Loan Agreement, the Term Loan Note Majority Holders shall have the right at any time, to direct in one or more writings (each, an "Enforcement Notice") addressed to the Collateral Agent and the Secured Parties that any right or remedy available to the Collateral Agent and the Trustee or the Term Loan Agent, as the case may be, with respect to the Collateral be exercised by the Collateral Agent on behalf of both Secured Parties or the Quebec Secured Parties, as the case may be, (subject to Section 6.3 hereof), which Enforcement Notice shall be effective 10 days from the date of delivery thereof, provided, however, that the Note Majority Holders or the Term Loan Note Majority Holders, as the case may be, taking such action must hold an aggregate principal amount of Notes or Term Loan Notes, as the case may be, representing at least 15% of the Total Amount of Secured Obligations. Each Enforcement Notice shall state that an Event of Default either under the Indenture or the Term Loan Agreement exists and generally describe the nature of and any relevant facts relating to such Event of Default. Following receipt of any Enforcement Notice, the Collateral Agent shall, subject to the provisions hereof relating to indemnification of the Collateral Agent by the Companies, take the actions directed therein and any other actions which it deems proper and which are not inconsistent with such direction, provided, however, that the Collateral Agent shall have no obligation to take any actions outside the Enforcement Notice.

                 (b) Upon the effective date of an Enforcement Notice from the Note Majority Holders or the Term Loan Note Majority Holders, as the case may be, the Collateral Agent shall notify PCI Canada and PAI in writing that the Collateral Agent has received such Enforcement Notice, enclosing a copy of such Enforcement Notice. An Enforcement Notice shall be deemed to be in effect hereunder only if such notice shall have been given and not rescinded, annulled or withdrawn in writing by the Note Majority Holders or the Term Loan Note Majority Holders, as applicable, by whom such notice was given.

                 (c) Whether or not the Collateral Agent has been directed to exercise any right or remedy with respect to the Collateral pursuant to the provisions of this Section 2.2, the Bank Lenders shall have the right, subject to all relevant provisions of the Revolving Credit Agreement, to pursue remedies with respect to Obligor Collateral in accordance with the provisions of the Revolving Credit Agreement, all related agreements and this Agreement. In the event that the Collateral Agent has been so instructed to pursue remedies with respect to the Collateral, the Collateral Agent shall take such steps as it deems reasonable and appropriate to avoid interfering with the Agent Bank's exercise of rights and remedies with respect to Obligor Collateral.

                 (d) In the event that the Agent Bank shall attempt to exercise any of its remedies with respect to Obligor Collateral, the Collateral Agent (i) shall not hinder, delay or otherwise prevent the Agent Bank from taking any and all action to the extent permitted by law which the Agent Bank deems necessary to enforce its security interest in the Obligor Collateral and realize thereon and (ii) to the extent that the Collateral Agent is in possession of the Collateral, shall permit the Agent Bank to access, occupy and use the Collateral, in each case without rent, for a period not to exceed 90 days from the date the Agent Bank receives written notice from the Collateral Agent that it has acquired possession of the Collateral, or such shorter period as is necessary for the Agent Bank to complete Obligor Collateral consisting of work-in-process, to store Obligor Collateral constituting inventory and to otherwise remove such Obligor Collateral and complete its exercise of remedies in respect thereof. Agent Bank shall indemnify the Collateral Agent for all damage to the Collateral (ordinary wear and tear excepted) proximately caused by the negligence or willful misconduct of the Agent Bank or its agents or employees. The Collateral Agent further agrees that it will not enforce any statutory, possessory or other liens (including, without limitation, rights of levy) with respect to the Obligor Collateral without the prior written consent of the Agent Bank.

                 2.3      Determinations Relating to Collateral. In the event
(i) the Collateral Agent shall receive any written request from any Obligor under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or such Obligor's obligations with respect thereto or (ii) there shall be due to or from the Collateral Agent under the provisions of any Collateral Document any material performance or the delivery of any material instrument or (iii) the Collateral

Agent shall have actual knowledge of any nonperformance by any Obligor of any covenant or any breach of any representation or warranty of any Obligor set forth in any Collateral Document, then, in each such event, the Collateral Agent shall, within five Business Days (as defined in the Indenture, as in effect on the date hereof), advise the Secured Parties in writing of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral Agent has become aware. The Majority Holders shall have the exclusive authority to direct the Collateral Agent's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above, provided that the Majority Holders include the Term Loan Note Majority Holders.

                 2.4 Right to Make Advances. If an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, then, upon three Business Days' notice to the applicable Obligor, the Collateral Agent or either Secured Party shall be entitled (but shall not be obligated) to make such advance (it being understood that the Trustee shall not be obligated to make any such advance other than in accordance with the terms of the Indenture and that the Term Loan Agent shall not be obligated to make any such advance other than in accordance with the terms of the Term Loan Agreement). Each such advance shall be reimbursed, with interest from the date such advance was made (at the rate initially borne by the Notes or the Term Loan Notes, as applicable), by the applicable Obligor, upon demand by the Collateral Agent or such Secured Party, as the case may be, and if the applicable Obligor fails to comply with any such demand, out of the proceeds of any sale of or other realization upon any Collateral distributed pursuant to clause FIRST of Section 4.1. In the event either Secured Party shall receive any funds which, under this Section 2.4, belong to the Collateral Agent or the other Secured Party, such Secured Party shall remit such funds promptly to the Collateral Agent for distribution to the Collateral Agent or such other Secured Party, as the case may be, and prior to such remittance shall hold such funds in trust for the Collateral Agent or such other Secured Party, as the case may be.

                 2.5 Nature of Secured Parties' Rights. Both Secured Parties (and each Person for whom a Secured Party acts as trustee, agent or fiduciary) shall be bound by any instruction or direction properly given by the Majority Holders, the Note Majority Holders or the Term Loan Note Majority Holders, as the case may be, as required by and subject to the provisions of this Agreement.

                 2.6 Voting. In each case where any vote or consent of the Holders or Term Loan Lenders, as the case may be, is required or desired to be made or determined hereunder each Secured Party shall, to the extent required pursuant to and in accordance with the provisions of the Indenture or the Term Loan Agreement, respectively, advise in writing the Persons for whom it acts as trustee, agent or fiduciary of the matters or thing to which such vote or consent pertain and afford such Persons an opportunity to indicate (which may be accomplished by affirmative act or failure to act within a prescribed time period) a response to the matters or things set forth in such writing. The results of such voting or consent solicitation shall be promptly reported in writing to the Collateral Agent and shall be certified as correct to the best knowledge of such Secured Party. Any determination as to whether the requisite vote or consent has been obtained shall be made by the Collateral Agent on the basis of such written information, which information may be conclusively relied upon by the Collateral Agent. The Collateral Agent shall not be liable for errors in such determinations unless the Collateral Agent shall have been grossly negligent or shall have acted in bad faith in connection therewith.


                                   ARTICLE 3

                              COLLATERAL DOCUMENTS

                 3.1 Recording; Priority; Opinions, Etc. (a) Each Obligor shall at its sole cost and expense perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of, any statute, rule or regulation of any applicable United States or Canadian federal, state, provincial or local jurisdiction, including any filings or registrations in local real estate land record offices or registry offices which are necessary or advisable and shall do such other acts and execute such other documents as may be required from time to time, in order to create, grant, maintain, register, record, file, perfect, protect, renew and preserve in favor of the Collateral Agent for the benefit of the Secured Parties or for its account and the account of the Quebec Secured Parties a valid and perfected first priority Lien on the Collateral, subject only to Liens permitted under the Collateral Documents to be senior to the Liens of the Collateral Agent, and to fully preserve and protect the rights of the Collateral Agent under the Collateral Documents.

                 Each Obligor shall from time to time promptly pay and satisfy all recording, registration and/or filing fees, charges and taxes relating to the Collateral Documents to which such Obligor is a party, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing, if at any time the Trustee, the Term Loan Agent or the Collateral Agent shall determine that additional recording, filing, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, the applicable Obligor shall pay such taxes promptly upon demand by the Collateral Agent.

                 (b) The Obligors shall, with respect to clause (i) below, on or prior to the date hereof, and, with respect to clause (ii) below, at such times as contemplated therein, furnish to the Trustee, the Term Loan Agent and the Collateral Agent:

                 (i) Opinion(s) of Counsel either (a) to the effect that, in the opinion of such counsel, this Agreement and the grants of liens or security interests in the Collateral intended to be made by the Collateral Documents and all other instruments of further assurance, including, without limitation, financing statements and each of the Collateral Documents has been properly registered, recorded, renewed and filed to the extent necessary to perfect the Lien on the Collateral created by the Collateral Documents and reciting the details of such action, and stating that as to the Liens created pursuant to the Collateral Documents, such recordings, registrations, renewals and filings are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations, renewals or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien; and

                 (ii) on each anniversary of the Closing Date (as defined in the Indenture, as in effect on the date hereof), beginning with such anniversary in the year 1998, an Opinion of Counsel dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, renewals, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Collateral Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding twelve months fully to preserve and protect the rights of the Collateral Agent, the Holders, the Trustee, the Term Loan Lenders and the Term Loan Agent hereunder and under each of the Collateral Documents with respect to such Liens, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

                 3.2 Release of Collateral. To the extent applicable, and subject to applicable laws of Canada and provinces of Canada, the Obligors shall cause Trust Indenture Act Section 314(d) relating to the release of property or Liens to be complied with.

                 (a) Satisfaction and Discharge of Indenture Obligation and Term Loan Obligation. The Obligors shall be entitled to obtain a full release of all of the Collateral from the Lien of the Collateral Documents upon compliance with all of the conditions precedent set forth in Section 1201 of the Indenture for complete satisfaction and discharge of all of PCI Canada's obligations under the Indenture and all of PAI's obligations under Section
10.12 of the Term Loan Agreement for complete satisfaction of all of PAI's obligations under the Term Loan Agreement and the termination thereof. Upon delivery by PCI Canada and PAI, respectively, to the Trustee, the Term Loan Agent and the Collateral Agent of (i) an Officers' Certificate and an Opinion of Counsel and (ii) an Officers' Certificate (as defined in the Term Loan Agreement) and an Opinion of Counsel (as defined in the Term Loan Agreement), all to the effect that such conditions precedent have been complied with, the Trustee and the Term Loan Agent shall, at the written request and expense of PCI Canada, promptly direct the Collateral Agent to release and reconvey to PCI Canada all of the Collateral, and upon receipt of such direction by the Trustee and the Term Loan Agent, the Collateral Agent shall do so and deliver any Collateral in its possession to PCI Canada.

                 (b) Sales of Collateral Permitted by Section 1009 of the Indenture and Section 7.2.6 of the Term Loan Agreement. PCI Canada shall be entitled to obtain a release of all or any part of the Collateral (other than Trust Moneys) (the "Released Interests") subject to an Asset Sale (as defined in the Indenture) or to an Asset Sale (as defined in the Term Loan Agreement and for purposes hereof a "Term Loan Asset Sale"), and the Trustee and the Term Loan Agent shall direct the Collateral Agent to release the Released Interests from the Liens of the Collateral Documents, promptly upon (x) compliance with
(i) the conditions precedent specified in Section 1009 of the Indenture for any Asset Sale involving Collateral, and (ii) the conditions precedent specified in
Section 7.2.6 of the Term Loan Agreement for any Term Loan Asset Sale involving Collateral and (y) delivery by PCI Canada to the Trustee, the Term Loan Agent and the Collateral Agent of the following:

                 (i) Release Notice. A notice (each, an "Asset Sale Release Notice"), which shall (A) refer to this Section 3.2, (B) attach all the documents referred to below, (C) describe with particularity the Released Interests, (D) specify the fair market value of such Released Interests on a date within 60 days of the Asset Sale Release Notice (the "Valuation Date"), (E) certify that the purchase price received is not less than the fair market value of the Released Interests as of the date of such release, (F) state that the release of the Released Interests will not interfere with or impede the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, and (G) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

                 (ii) Officers' Certificate. An Officers' Certificate certifying that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of an Asset Sale pursuant to Section 1009 of the Indenture and Section 7.2.6 of the Term Loan Agreement, (B) all Collateral Proceeds (as defined in the Indenture) from the sale of the Released Interests will be applied pursuant to
         Section 1009 of the Indenture and Section 7.2.6 of the Term Loan Agreement, (C) there is no Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale or Term Loan Asset Sale, (D) the release of the Released Interests will not result in a Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement and
         (E) all conditions precedent to such release have been complied with;

                 (iii) Regarding Real Property. If any Released Interest is only a portion of a discrete parcel of real property, evidence that Canadian counsel to PCI shall have committed to issue to the Collateral Agent a title opinion relating to the affected property, confirming that after such release, the Lien of the applicable Collateral Documents shall continue unimpaired as a first priority perfected Lien upon the remaining Collateral encumbered thereby subject only to Excepted Liens and that the remaining Collateral satisfies all applicable subdivision, zoning and land use requirements and is not part of a larger tax lot;

                 (iv) Proceeds of Asset Sale. The Collateral Proceeds (as defined in the Indenture) and the Net Proceeds (as defined in the Term Loan Agreement) resulting from an Asset Sale in respect of Collateral ("Term Loan Collateral

         Proceeds") and other non-cash consideration received from an Asset Sale or Term Loan Asset Sale shall be required to be delivered to the Collateral Agent to be deposited in the Collateral Account to be applied pursuant to Article 4 hereof; and if any property other than cash or Cash Equivalents (as defined in the Indenture and the Term Loan Agreement) is included in such consideration, such instruments of conveyance, assignment and transfer, if any, delivered to the Collateral Agent as may be necessary, in the opinion of counsel to the Collateral Agent, to subject to the Lien of the Collateral Documents all right, title and interest of the applicable Obligor in and to such property;

                 (v) Opinions of Counsel. One or more Opinions of Counsel which, when considered collectively, shall be substantially to the effect (A) that any obligation included in the consideration for any Released Interest and to be received by the Collateral Agent pursuant to paragraph (iv) above is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles and creditors' rights generally as shall be reasonably acceptable to the Collateral Agent, the Trustee and the Term Loan Agent, and the Collateral Documents are effective to create a valid and perfected security interest in such obligations, subject to customary exceptions, (B) either (1) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Collateral Agent are sufficient to subject to the Lien of the Collateral Documents all right, title and interest of the applicable Obligor in and to any property, other than cash or Cash Equivalents included in the consideration for the Released Interests and to be received by the Collateral Agent pursuant to paragraph (iv) above, or (2) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (C) that the applicable Obligor has corporate power to own all property included in the consideration for such release and (D) that all conditions precedent provided in the Indenture, the Term Loan Agreement and the Collateral Documents relating to the Asset Sale or Term Loan Asset Sale and such release of the Released Interests have been complied with; and

                 (vi) Other Documents. All documentation required by Trust Indenture Act Section 314(d).

                 (c) Other Release of Collateral. In the event PCI Canada desires to release any Collateral not otherwise permitted by Section 3.2(b) or
3.3 of this Agreement (the "Other Released Interest"), PCI Canada, shall be entitled to obtain a release of such Collateral upon (x) the consent of the Majority Holders provided that such Majority Holders include Term Loan

Lenders holding 100% of the aggregate outstanding principal amount of the Term Loan Notes (provided that for purposes of this Section there shall not be counted any interest in Notes or Term Loan Notes (A) for which (and to the extent that) there are at such time on deposit with the Collateral Agent, the Trustee or the Term Loan Agent amounts to be applied to the payment of principal thereof and (B) which are held by any of the Companies or any Affiliate of any of the Companies) and (y) delivery by PCI Canada to the Trustee, the Term Loan Agent and the Collateral Agent of the following:

                 (i) Release Notice. A notice (each a "Release Notice" which shall (A) refer to this Section 3.2(c), (B) attach all the documents referred to below, (C) describe with particularity the Other Released Interest, (D) specify the fair market value of such Other Released Interest on a date within 60 days of the Release Notice (the "Other Valuation Date"), (E) certify that the purchase price to be received is not less than the fair market value of the Other Released Interest as of the date of the proposed release, (F) state that the release of the Other Released Interest will not interfere with or impede the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral and (G) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent.

                 (ii) Officers' Certificate. An Officers' Certificate certifying that (A) such sale covers only the Other Released Interest,
         (B) all proceeds from the sale of the Other Released Interest will be deemed Trust Moneys (as hereinafter defined) and deposited into the Collateral Account to be applied pursuant to Article 4 hereof, (C) there is no Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement in effect or continuing on the date thereof, the Other Valuation Date or the date of such sale, (D) the release of the Other Released Interests will not result in a Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement, (E) all conditions precedent to such release have been complied with, (F) requirements of Section 3.2(b)(iii) have been met with respect to the Other Released Interest, as if such Other Released Interest were a Released Interest.

                 (iii) Proceeds of Asset Sale. The Collateral Proceeds (as defined in the Indenture) and the Term Loan Collateral Proceeds and other non-cash consideration received from the sale of the Other Released Interest shall be required to be delivered to the Collateral Agent to be deposited in the Collateral Account to be applied pursuant to Article 4 hereof; and if any property other than cash or Cash Equivalents (as defined in the Indenture and the Term Loan Agreement) is included in such consideration, such instruments of conveyance, assignment and transfer, if any, delivered to the Collateral Agent as may be necessary, in the opinion of counsel to the Collateral Agent, to subject to the Lien of the Collateral Documents all right, title and interest of the applicable Obligor in and to such property.

                 (iv) Opinion. One or more Opinions of Counsel meeting the requirements of Section 3.2(b)(v).

                 At any time when an Event of Default under either the Indenture or the Term Loan Agreement shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Agreement or the other Collateral Documents shall be effective as against the Collateral Agent or the Secured Parties.

                 (d) Release of New Collateral. Any New Collateral shall be released by the Collateral Agent upon delivery by PAAC of an Officer's Certificate to the Trustee, the Term Loan Agent and the Collateral Agent that the conditions set forth in Section 1017 of the Indenture (as in effect on the date hereof) have been satisfied.

                 3.3 Disposition of Collateral Not Requiring Consent. (a) So long as no Event of Default under either the Indenture or the Term Loan Agreement shall have occurred and be continuing, PCI Canada may, without any consent by the Collateral Agent, sell or otherwise dispose of any Collateral the sale or disposition of which would not constitute an Asset Sale (as defined in the Indenture) or Term Loan Asset Sale by virtue of clauses (i) and (iv) of the definitions thereof; provided, that notwithstanding the foregoing, if any such Collateral consists of Real Property, PCI Canada shall deliver to the Trustee, the Term Loan Agent and the Collateral Agent an Officers' Certificate confirming that the requirements of Section 3.2(b)(iii) have been met and containing the statement set forth in Section 3.2(b)(i)(F).

                 (b) In the event that PCI Canada has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 3.3 may be sold, exchanged or otherwise disposed of by PCI Canada without any release or consent of the Collateral Agent, and PCI Canada requests in writing that the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under any of the Collateral Documents, the Collateral Agent shall promptly execute such an instrument upon delivery to the Trustee, the Term Loan Agent and the Collateral Agent of (i) an Officers' Certificate by PCI Canada reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating and demonstrating that such property is property which by the provisions of this
Section 3.3 may be sold, exchanged or otherwise disposed of or dealt with by PCI Canada without any release or consent of the Collateral Agent and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly made by PCI Canada in conformity with this Agreement and that the execution of such written disclaimer, release or quitclaim is appropriate to confirm the propriety of such sale, exchange or other disposition under this Section 3.3. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purposes hereof.

                 3.4 Eminent Domain, Expropriation and Other Governmental Takings. Subject to the provisions of the Collateral Documents, should any of the Collateral be taken by eminent domain or expropriation or be sold pursuant to the exercise by Canada or any state, province, municipality or other governmental authority of any right which any of them may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Collateral Agent shall release the property so taken or purchased, but only upon receipt by the Trustee, the Term Loan Agent and the Collateral Agent of the following:

                 (a) Officers' Certificates. An Officers' Certificate stating that (i) such property has been taken by eminent domain or expropriation and the amount of the award therefor, or that such property has been sold pursuant to a right vested in Canada or a state, province, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of such property and the amount of the proceeds of such sale, and (ii) that all conditions precedent herein provided for relating to such release have been complied with;

                 (b) Proceeds of Taking. The proceeds of such taking or purchase, delivered to the Collateral Agent, to be held by the Collateral Agent and applied as provided herein; and

                 (c) Opinion of Counsel. An Opinion of Counsel substantially to the effect:

                 (i) that such property has been lawfully taken by exercise of the right of eminent domain or expropriation, or has been sold pursuant to the exercise of a right vested in Canada or a state, province, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

                 (ii) in the case of any taking by eminent domain or expropriation, that the award for the property so taken has become final or that appeal from such award is not advisable in the interests of the Companies or the Secured Parties;

                 (iii) in the case of any such sale, that the amount of the proceeds of the property so sold is not less than the amount to which PCI Canada is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

                 (iv) in the event that the award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Lien which is permitted by the Collateral Documents to be prior to the Lien of the Collateral Documents, that the property to be released, or a specified portion thereof, is or immediately before such taking or purchase was subject to such prior Lien permitted by the Collateral Documents, and that such deposit is required by such prior Lien permitted by the Collateral Documents; and

                 (v) that the instrument or the instruments and the award or proceeds of such sale which have been or are therewith delivered to and deposited with the Collateral Agent conform to the requirements of this Agreement and the other Collateral Documents and that, upon the basis of such application, the Collateral Agent is permitted by the terms hereof and of the other Collateral Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

                 In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain or expropriation or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Collateral Agent may be represented by counsel who may be counsel for PCI Canada.

                 3.5 Suits to Protect Collateral. Subject to the provisions hereof, the Majority Holders (provided that such Majority Holders include the Term Loan Majority Holders) shall have the right to direct the Collateral Agent, and if so directed, the Collateral Agent shall have the power, to institute and to maintain such suits and proceedings as such Majority Holders may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents, and such suits and proceedings as such Majority Holders may deem expedient to preserve or protect their interests in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens of the Collateral Agent in the Collateral or be prejudicial to the interests of the Secured Parties).

                 3.6 Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this
Article 3 to be sold be under obligation to ascertain or inquire into the authority of PCI Canada to make any such sale or other transfer.

                 3.7 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 3 upon PCI Canada with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of PCI Canada or of any officer or officers thereof required by the provisions of this Article 3.

                 3.8      Determinations Relating to Collateral. In the event
(i) the Collateral Agent shall receive any written request from PCI Canada under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the obligations of any Obligor with respect thereto or (ii) there shall be due to or from the Collateral Agent under the provisions of any Collateral Document any performance or the delivery of any instrument or (iii) the Collateral Agent shall have actual knowledge of any nonperformance by any Obligor of any covenant or any breach of any representation or warranty of such Obligor set forth in any Collateral Document, then, in each such event, the Collateral Agent shall be entitled to hire experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent should respond to such request or render any requested performance or response to such nonperformance or breach. The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Majority Holders and the Term Loan Note Majority Holders.

                 3.9 Form and Sufficiency of Release. In the event that PCI Canada has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Article 3 may be sold, exchanged or otherwise disposed of by PCI Canada, and the applicable Obligor requests the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Collateral Documents, the Collateral Agent shall execute such an instrument promptly after satisfaction of the conditions set forth herein for delivery of such instrument. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purposes of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and the Collateral Documents.

                 3.10 Possession and Use of Collateral. Subject to and in accordance with the provisions of this Agreement and the other Collateral Documents, so long as no Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement shall have occurred and be continuing, the Obligors shall have the right to remain in possession and retain exclusive control of the Collateral (other than Trust Moneys, as defined in Section 4.1 hereof, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or under the other Collateral Documents), to operate, manage, develop, use and enjoy the Collateral (other than Trust Moneys, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or under the other Collateral Documents) and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof (other than Trust Moneys, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or under the other Collateral Documents).

                 3.11 Additional Collateral. All Liens on any Property of the Companies or any Guarantor (as defined in the Indenture) at any time granted to secure any Secured Obligation shall constitute Collateral for the purposes of this Agreement and shall be held by the Collateral Agent for the pari passu benefit of the Secured Parties.


                                   ARTICLE 4

                          APPLICATION OF TRUST MONEYS

                 4.1      "Trust Moneys" Defined. All cash or Cash Equivalents
                   received by the Collateral Agent:

                 (a) upon the release of property from the Lien of any of the Collateral Documents; or

                 (b) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to either of the Secured Parties or to the Collateral Agent, respectively, for any loss, liability or expense incurred by it), including, without limitation, proceeds of any insurance received pursuant to the terms of the Collateral Documents; or

                 (c) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent (including any proceeds received pursuant to the terms of the Collateral Documents in respect of the sale or other disposition of all or any part of the Collateral taken by eminent domain or expropriation or purchased by, or sold pursuant to any order of a governmental authority) or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Collateral Documents or otherwise; or

                 (d) for application under this Article 4 as elsewhere provided in this Agreement or the other Collateral Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in the Collateral Documents;

(all such moneys being herein sometimes called "Trust Moneys") shall be subject to a Lien and security interest in favor of the Collateral Agent and shall be held by the Collateral Agent in the Collateral Account for the benefit of the Secured Parties as a part of the Collateral.

                 The Collateral Agent shall apply such amount or proceeds as soon as practicable after receipt as follows:

                 FIRST: To the Collateral Agent in an amount equal to the Collateral Agent's Fees which are unpaid as of the applicable Distribution Date and to any Secured Party which has theretofore advanced or paid any such Collateral Agent's Fees in an amount equal to the amount thereof so advanced or paid by such Secured

Party and to reimburse to the Collateral Agent and any Secured Party the amount of any advance made pursuant to Section 2.4 (with interest thereon at the rate initially borne by the Notes or the Term Loan Notes, as applicable);

                 SECOND: Provided that no Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement shall have occurred and be continuing, (i) any such Trust Moneys constituting Insurance Proceeds or Net Awards may be withdrawn by PAI or PCI Canada pursuant to Section 4.2 hereof to be applied to effect a Restoration in accordance with the applicable Security Document; (ii) in accordance with the terms of Section 1009 of the Indenture governing Net Proceeds and Section
7.2.6 of the Term Loan Agreement governing Net Proceeds (as defined in the Term Loan Agreement as in effect on the date hereof), any such Trust Moneys constituting Collateral Proceeds (as defined in the Indenture) or Term Loan Collateral Proceeds, Insurance Proceeds or Net Awards may be withdrawn by PAI and PCI Canada pursuant to Sections 4.3 or 4.4 hereof to be applied to a reinvestment in PAI or in one of its Subsidiaries that is a Restricted Subsidiary for purposes of both the Indenture and the Term Loan Agreement in a Related Business (as defined in the Indenture as in effect on the date hereof) or to the permanent repayment or prepayment of any Senior Indebtedness (as defined in the Indenture as in effect on the date hereof) then outstanding; and
(iii) any such Trust Moneys not so withdrawn and applied shall be held by the Collateral Agent as Excess Proceeds (as defined in the Indenture) and shall be transferred to the Trustee as and when required in connection with an Asset Sale Offer in respect of such Excess Proceeds pursuant to Section 1009 of the Indenture.

                 4.2 Withdrawals of Insurance Proceeds and Net Awards for Restoration. To the extent that any Trust Moneys consist of either Insurance Proceeds or Net Awards received by the Collateral Agent pursuant to the Security Documents and such Insurance Proceeds or Net Awards may be applied by PAI or PCI Canada to effect a Restoration of the affected Collateral, such Trust Moneys may be withdrawn by PAI or PCI Canada and shall be paid by the Collateral Agent, upon a request by a Company Order (as defined in the Indenture as in effect on the date hereof) to reimburse the applicable Obligor for expenditures made, or to pay costs incurred, by such Obligor to repair, rebuild or replace the Collateral destroyed, damaged or taken, upon receipt by the Trustee, the Term Loan Agent and the Collateral Agent of the following:

                 (a) Officers' Certificate. An Officers' Certificate of PAI or PCI Canada, as applicable, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:

                 (i) that expenditures have been made, or costs incurred, by the Obligor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair market value thereof at the date of the expenditure or incurrence thereof by PAI or PCI Canada;

                 (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Agreement;

                 (iii) that there is no outstanding Indebtedness (as defined in the Indenture as in effect on the date hereof) other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's statutory or other similar Lien upon any Collateral;

                 (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the business of PAI or PCI Canada, as the case may be;;

                 (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Obligor has been used or operated by any person other than such Obligor in a business similar to that in which such property has been or is to be used or operated by such Obligor, and whether the fair value to such Obligor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is more than $25,000;

                 (vi) that no Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement shall have occurred and be continuing; and

                 (vii) that all conditions precedent provided for herein and in the Indenture and the Term Loan Agreement (if any) relating to such withdrawal and payment have been complied with;

                 (b) Opinion of Counsel. An Opinion of Counsel substantially stating:

                 (i) that the instruments that have been or are therewith delivered to the Collateral Agent, the Trustee and the Term Loan Agent conform to the requirements of this Agreement and the other Collateral Documents, and that, upon the basis of such request of PAI or PCI Canada, as the case may be, and the accompanying documents specified in this Section 4.2, all conditions precedent provided for herein and in the Indenture and the Term Loan Agreement (if any) relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 4.2;

                 (ii) that the Collateral Agent has a valid and perfected lien on such repairs, rebuildings and replacements, that the same and every part thereof are subject to no Liens prior to the Lien of the Collateral Documents, except Liens permitted under the Collateral Documents to which the property so destroyed or damaged shall have been subject at the time of such destruction or damage; and

                 (iii) that all of the Obligor's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of the Collateral Documents;

                 (c) Architect's Certificate. An Architect's Certificate (as defined in the applicable Security Document) stating:

                 (i) that all Restoration Work to which such request relates has been done in compliance with the approved Plans and Specifications (as defined in the applicable Security Document) and in accordance with all provisions of law;

                 (ii) the sums requested are required to reimburse the Obligor for payments by such Obligor to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Restoration, and that, when added to the sums, if any, previously paid out by the Collateral Agent, such sums do not exceed the cost of the Restoration to the date of such Architect's Certificate;

                 (iii) whether or not the Estimate (as defined in the applicable Security Document) continues to be accurate, and if not, what the entire cost of such Restoration is then estimated to be; and

                 (iv) that the amount of the Insurance Proceeds or Net Awards, as the case may be, plus any amount received by the

         Collateral Agent under an Additional Undertaking (as defined in the applicable Security Document) remaining after giving effect to such payment, will be sufficient on completion of the Restoration to pay for the same in full (including, in detail, an estimate by trade of the remaining costs of completion);

                 (d) Final Request Documentation. If such request is the final request for any payment, in addition to the documentation required by
(a), (b) and (c) above, such request shall be accompanied by:

                 (i) an Opinion of Counsel satisfactory to the Collateral Agent confirming that there has not been filed with respect to all or any part of the applicable Collateral any Lien which is not either discharged of record or bonded and which could have priority over the Lien of the applicable Security Document; and

                 (ii) an Officers' Certificate stating that all occupancy certificates, operating and other permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such Restoration have been obtained; and

                 (e) Other Documents. All documentation required under Trust Indenture Act Section 314(d).

                 Upon compliance with the foregoing provisions of this Section 4.2, the Collateral Agent shall pay on the written request of the applicable Obligor, as the case may be, an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection (a) of this Section 4.2, or the fair value to such Obligor, as the case may be, of such repairs, rebuildings and replacements covered by such Officers' Certificate, whichever is less.

                 4.3 Withdrawal of Trust Moneys on Basis of Retirement of Securities or other Senior Indebtedness. (a) Except with respect to Trust Moneys subject to release pursuant to Section 4.3(b) and Section 4.4 hereof, and as otherwise permitted by the Collateral Documents, (x) the Collateral Agent shall transfer to the Term Loan Agent, at the written direction of the Obligors, and the Term Loan Agent shall apply, Trust Moneys from time to time to the payment of the principal of and interest on any Term Loan Notes then due and payable or to the prepayment thereof, including, without limitation, pursuant to a Change of Control (as defined in the Term Loan Agreement) or a Term Loan Asset Sale, or (y) the Collateral Agent shall apply, at the direction of the Obligors, Trust Moneys from time to time to the permanent repayment or prepayment of Senior Indebtedness (as defined in the Indenture as in effect on the date hereof) in accordance with the terms of such Senior Indebtedness and pursuant to Section 7.2.6(c) of the Term Loan Agreement and
Section 1009(b)(i) of the Indenture, in each case as the Obligors shall request in writing, upon receipt by the Trustee, the Term Loan Agent and the Collateral Agent of the following:

                 (i) Board Resolution. Board Resolutions of each of the Obligors directing the application pursuant to this Section 4.3 of a specified amount of Trust Moneys and (A) if any such moneys are to be applied to the payment of Term Loan Notes and/or Securities (as defined in the Indenture), designating the Term Loan Notes and/or Securities so to be paid and, in case any such moneys are to be applied to the prepayment or purchase of Term Loan Notes and/or Securities, prescribing the method of prepayment or purchase, the price or prices to be paid and the maximum principal amount of Term Loan Notes and/or Securities to be prepaid or purchased and any other provisions of this Agreement, the Term Loan Agreement or the Indenture governing such prepayment or purchase, and (B) in case any such moneys are to be applied to the payment of other Senior Indebtedness, specifying such other Senior Indebtedness and the principal amount thereof to be paid, together with payment instructions therefor;

                 (ii) Purchase Price. Cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such payment, prepayment or purchase, which cash shall be held by the Collateral Agent, in trust for such purpose;

                 (iii) Officers' Certificate. An Officers' Certificate, dated not more than five Business Days prior to the date of the relevant application, stating (A) that no Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement exists unless such Default or Event of Default would be cured by the application of Trust Moneys and that no such Default or Event of Default would result from such application, and (B) that all conditions precedent and covenants provided for herein and in the Indenture and the Term Loan Agreement (if any) relating to such application of Trust Moneys have been complied with; and

                 (iv) Opinion of Counsel. An Opinion of Counsel stating that the documents and the cash or Cash Equivalents (as defined in the Indenture as in effect on the date hereof), if any, which have been or are therewith delivered to and deposited with the Collateral Agent, the Term Loan Agent or the Trustee conform to the requirements of the

         Indenture and that all conditions precedent provided for herein and in the Term Loan Agreement and the Indenture relating to such application of Trust Moneys have been complied with.

                 Upon compliance with the foregoing provisions of this Section 4.3(a), the Collateral Agent shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Term Loan Notes, Securities or other Senior Indebtedness so paid, prepaid or purchased, using the cash deposited pursuant to paragraph (ii) of this Section 4.3(a), to the extent necessary, to pay any accrued interest required in connection with such payment, prepayment or purchase.

                 (b) To the extent that any Trust Moneys consist of (i) Term Loan Collateral Proceeds received by the Collateral Agent that result in the requirement to prepay principal in respect of the Term Loan Notes pursuant to Section 7.2.6 of the Term Loan Agreement and a Term Loan Lender refuses any such prepayment or (ii) Collateral Proceeds received by the Collateral Agent that result in the requirement pursuant to Section 1009 of the Indenture to make an Asset Sale Offer (as defined in the Indenture) and PCI Canada has made such Asset Sale Offer which is not fully subscribed to by the Holders (as defined in the Indenture), the Trust Moneys remaining after completion of such prepayment or Asset Sale Offer may be withdrawn by PAI or PCI Canada, as the case may be, and shall be paid by the Collateral Agent to PAI or PCI Canada (or as otherwise directed by the Obligors) upon a Company Order to the Collateral Agent and upon receipt by the Secured Parties and the Collateral Agent of the following:

                 (i)      Notice. A notice which shall (A) refer to this
         Section 4.3(b) and (B) describe with particularity the Asset Sale or Term Loan Asset Sale or the destruction or condemnation in respect of which such Trust Moneys were held as Collateral, the amount of Trust Moneys applied to the prepayment of principal in respect of Term Loan Notes or the purchase of Securities pursuant to the Asset Sale Offer and the remaining amount of Trust Moneys to be released;

                 (ii) Officers' Certificate. An Officer's Certificate certifying that (A) the release of the Trust Moneys complies with the terms and conditions of Section 1009 of the Indenture and Section
         7.2.6 of the Term Loan Agreement, (B) there is no Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement in effect or continuing on the date thereof, (C) the release of the Trust Moneys will not result in a Default under either the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement, and (D) all conditions precedent and covenants provided for herein and in the Indenture and the Term Loan Agreement (if any) relating to such release have been complied with;

                 (iii) Opinion of Counsel. An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent or the Secured Parties conform to the requirements of this Agreement and that all conditions precedent provided for herein and in the Indenture and the Term Loan Agreement (if any) relating to such application of Trust Moneys have been complied with; and

                 (iv) Other Documents. All documentation required under Trust Indenture Act Section 314(d).

                 4.4 Withdrawal of Trust Moneys for Reinvestment. To the extent that any Trust Moneys consist of Term Loan Collateral Proceeds received by the Collateral Agent pursuant to the provisions hereof and to the extent the aggregate amount of such Term Loan Collateral Proceeds since the date hereof (when added to the aggregate amount of other Net Proceeds of Term Loan Asset Sales since the date hereof) does not exceed $35,000,000, or to the extent that any Trust Moneys consist of Collateral Proceeds received by the Collateral Agent pursuant to the provisions of Section 1009 of the Indenture, and PAI and PCI Canada, intend to reinvest such Term Loan Collateral Proceeds in PAI or in one or more Restricted Subsidiaries in a Related Business (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by PAI and PCI Canada and shall be paid by the Collateral Agent to PAI and PCI Canada (or as otherwise directed by PAI and PCI Canada) upon a Company Order to the Trustee and the Collateral Agent and upon receipt by the Trustee, the Agent Bank and the Collateral Agent of the following:

                 (a)      Notice. A notice which shall (i) refer to this
Section 4.4, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Moneys and the Term Loan Asset Sale from which such Released Trust Moneys were held as Collateral, (iv) describe with particularity the investment to be made with respect to the Released Trust Moneys and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

                 (b) Officers' Certificate. An Officer's Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section 7.2.6 of the

Term Loan Agreement and Section 1009 of the Indenture, (ii) there is no Default either under the Indenture or the Term Loan Agreement or Event of Default under either the Indenture or the Term Loan Agreement in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default either under the Indenture or the Term Loan Agreement or Event of Default either under the Indenture or the Term Loan Agreement, (iv) the parties executing any and all documents required under this Section 4.4 were duly authorized to do so, and (v) all conditions precedent and covenants provided for herein and in the Indenture and Term Loan Agreement (if any) relating to such release and application of the Released Trust Moneys have been complied with;

                 (c) Real Property Investment Documentation. If the Released Trust Moneys are to be invested in Real Property:

                 (i) a hypothec, mortgage, debenture, pledge or other instrument or instruments in recordable form sufficient to grant to the Collateral Agent for the benefit of the Secured Parties or for its own account and for the account of the Quebec Secured Parties, as the case may be, (A) substantially the same rights and remedies in respect of such Real Property as granted thereto under the Security Documents executed and delivered on the date hereof and (B) a valid first priority mortgage Lien on such Real Property subject to no Liens other than Excepted Liens permitted under the Security Documents delivered on the date hereof and, if the Real Property is a leasehold or easement interest, such hypothec, mortgage, debenture, pledge or other instrument or instruments shall include normal and customary provisions with respect thereto, in each case together with evidence of the filing of all such financing statements, application for registration and other instruments as may be necessary to perfect such Lien;

                 (ii) a title opinion verifying that the Lien of the instruments delivered pursuant to clause (i) above constitutes a valid and perfected first priority Lien on such Real Property in an aggregate amount equal to the lesser of the fair market value of the Real Property and the then outstanding principal amount of the Secured Obligations, together with an Officers' Certificate stating that any specific exceptions to such title opinion are Excepted Liens, together with opinions of the type included in the Title Opinions delivered to the Collateral Agent on the date hereof with respect to the Collateral;

                 (iii) in the event such Real Property has a fair market value in excess of $250,000, a Survey with respect thereto;

                 (iv) evidence of payment or a closing statement indicating payments to be made by the applicable Obligor of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Collateral Document to perfect such Lien;

                 (v) an Officers' Certificate stating that PAI has caused there to be conducted by a reputable expert a review and analysis of the environmental conditions relating to such Real Property and that, in the reasonable and good faith judgment of the issuer thereof such Real Property does not contain any conditions which would cause a prudent institutional lender to decline to fund loans secured by such Real Property, together with a copy of the written report of such expert; and

                 (vi) such further documents, opinions, certificates or instruments (including, without limitation (A) policies or certificates of insurance, (B) Uniform Commercial Code, judgment and tax lien searches and searches under relevant provincial personal property security legislation, (C) consents, approvals, estoppels and tenant subordination agreements and (D) Officers' Certificates in respect of compliance with local codes or ordinances relating to building or fire safety or structural soundness and the adequacy of utility services) as are customarily provided to institutional mortgage lenders and as the Collateral Agent, the Trustee or Term Loan Agent may require;

                 (d) Personal Property Investment Documentation. If the Released Trust Moneys are not invested in Real Property:

                 (i) an instrument sufficient to grant to the Collateral Agent, for the benefit of the Secured Parties or for its own account and the account of the Quebec Secured Parties, as the case may be, (A) substantially the same rights and remedies in respect of such personal property interest as granted thereto under the Collateral Documents executed and delivered on the date hereof and (B) a valid first priority Lien on such personal property interest subject to no Liens other than Liens permitted under such instrument, together with evidence of the filing of such financing statements and other instruments as may be necessary to perfect such Liens, provided that in no event shall the Collateral Agent be granted any security interests in any Obligor Collateral; and

                 (ii) evidence of payment or a closing statement indicating payments to be made by the applicable Obligor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject such personal property to the Lien of any Collateral Document;

                 (e) Opinion of Counsel. An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent or the Secured Parties are enforceable (subject to customary exceptions), create the Liens purported to be created thereby, have been duly authorized, executed and delivered and do not conflict with any other agreements, conform to the requirements of this Agreement and that all conditions precedent provided for herein and in the Indenture and Term Loan Agreement (if any) relating to such application of Trust Moneys have been complied with; and

                 (f) Other Documentation. All documentation required under Trust Indenture Act Section 314(d).

                 Upon compliance with the foregoing provisions of this Section, the Collateral Agent, at the direction of the Trustee, shall apply or cause to be applied the Released Trust Moneys as directed and specified by PAI.

                 4.5 Powers Exercisable Notwithstanding Default or Event of Default. In case a Default either under the Indenture or the Term Loan Agreement or an Event of Default either under the Indenture or the Term Loan Agreement shall have occurred and shall be continuing, the Obligors, while in possession of the Collateral (other than cash, Cash Equivalents (as defined in the Indenture as in effect on the date hereof), securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or under the Collateral Documents), may do any of the things enumerated in Sections 4.2, 4.3 and 4.4 hereof if the Majority Holders and Term Loan Note Majority Holders shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Default either under the Indenture or the Term Loan Agreement or Event of Default either under the Indenture or the Term Loan Agreement has occurred and is continuing. This Section 4.5 shall not apply, however, during the continuance of an Event of Default (as defined in the Indenture) of the type specified in Section 501(1) or (2) of the Indenture or an Event of Default (as defined in the Term Loan Agreement) of the type specified in Section 8.1.1 of the Term Loan Agreement.

                 4.6 Powers Exercisable by Trustee or Receiver. In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or under the Collateral Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 4 conferred upon the Obligors with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article. If the Collateral Agent shall be in possession of any of the Collateral hereunder or under any of the Collateral Documents, such powers may be exercised by the Collateral Agent in its discretion, provided, however, that the Collateral Agent shall not be required to exercise any such powers.


                                   ARTICLE 5

                               COLLATERAL ACCOUNT

                 5.1 Collateral Account. The Collateral Agent shall establish and maintain until all amounts due to all Secured Parties and the Quebec Secured Parties, as the case may be, have been paid to such Secured Parties and the Quebec Secured Parties, as the case may be, at the office of its corporate trust division, a separate collateral trust account (the "Collateral Account"), which may be a notional account, for the benefit of the Secured Parties and the Quebec Secured Parties, as the case may be. All funds on deposit in the Collateral Account shall be held, applied and disbursed by the Collateral Agent as part of the Trust Estate in accordance with the terms of this Agreement.

                 5.2 Investment of Funds. The Collateral Agent shall invest and reinvest moneys on deposit in the Collateral Account at any time in Eligible Investments (as defined in the Indenture as in effect on the date hereof) as directed in a writing from the Companies. The Companies shall bear the risk of loss on any such investment (including loss of principal) made hereunder and shall, upon demand of the Collateral Agent, deliver immediately available funds to the Collateral Agent in an amount equal to such loss or losses.


                                   ARTICLE 6

                  APPLICATION OF CERTAIN AMOUNTS UPON DEFAULT

                 6.1 Application of Trust Moneys upon Default. (a) If a Default either under the Indenture or the Term Loan Agreement or an Event of Default either under the Indenture or the Term Loan Agreement has occurred and is continuing, and either the Indenture Obligation or the Term Loan Obligation has been accelerated, then upon the instructions of either the Note Majority Holders or the Term Loan Note Majority Holders, the Collateral Agent shall, as soon as practicable, apply the Trust Moneys and any Insurance Proceeds, Net Awards, Rents (as defined in the Security Documents) or other amounts or proceeds from the sale or other disposition of or realization upon any Collateral (including proceeds of any claim under the Title Opinions) as follows: first to the Collateral Agent's Fees and thereafter (i) to the Trustee in an amount equal to the product of (x) the total amount available for distribution on such Distribution Date under this Section 6.1 (such amount, "Total Net Proceeds") and (y) the Trustee's Pro Rata Share as of such Distribution Date and (ii) to the Term Loan Agent in an amount equal to the product of (x) Total Net Proceeds and (y) the Term Loan Agent's Pro Rata Share as of such Distribution Date.

                 (b) Upon payment in full of all Collateral Agent's Fees and all Secured Obligations, any balance shall be paid by the Collateral Agent to PAI or the successors or assigns of PAI, as their interests may appear, or to such Person who may be lawfully entitled to receive the same.

                 6.2 Payment Provisions. For the purposes of Section 6.1, all interest accrued and unpaid on any of the Secured Obligations pursuant to the terms of any Debt Instrument shall, as between the Secured Parties and irrespective of whether recognized or allowed by any bankruptcy proceeding, be treated as due and owing on the Secured Obligations.

                 6.3 Foreclosure of Less than the Total Secured Obligations. In the event that the Collateral Agent is not authorized pursuant to Section 2.2(b) to accelerate the Secured Obligations as a whole in connection with an exercise of remedies with respect to the Collateral, and the Trustee or the Term Loan Agent, as the case may be, does not otherwise accelerate its respective obligation prior to the exercise of remedies by the Collateral Agent under the applicable Security Document, the proceeds of such exercise of remedies shall be applied, notwithstanding Section 6.1, solely to the obligation being accelerated.

                                   ARTICLE 7

                        AGREEMENTS WITH COLLATERAL AGENT

                 7.1 Delivery of Debt Instruments. On the date hereof, each of the Companies shall deliver to the Collateral Agent a true and complete copy of each document evidencing or securing the Term Loan Obligation and the Indenture Obligation to which it is a party as in effect on the date hereof. Promptly upon the execution thereof, each of the Companies shall deliver to the Collateral Agent a true and complete copy of any and all amendments, modifications or supplements of or to any of the foregoing to which it is a party and copies of any such document or agreement it hereafter delivers.

                 7.2 Information as to Holders. The Companies shall deliver to the Collateral Agent on or before each anniversary of the date of this Agreement, and from time to time upon request of the Collateral Agent, a list setting forth, for the Term Loan Agreement and for the Indenture, (i) the aggregate principal amount outstanding thereunder, (ii) the interest rate or rates then in effect thereunder, and (iii) to the extent known to the Companies, the names of the Term Loan Lenders and Holders and the unpaid principal amount owing to each. The Companies shall furnish to the Collateral Agent within 30 days after the date hereof a list setting forth the name and address of each party to whom notices must be sent under the Term Loan Agreement and the Indenture, respectively, and the Companies shall furnish promptly to the Collateral Agent any changes or additions to such list.

                 7.3 Compensation and Expenses. The Companies shall pay to the Collateral Agent, from time to time upon demand, (i) compensation (which shall be reasonable and not in excess of the Collateral Agent's customary compensation for similar services and shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder and for administering the Trust Estate and (ii) all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel) (a) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement, and the enforcement of any provisions hereof, or
(b) incurred or required to be advanced in connection with the administration of the Trust Estate, and the preservation, protection or defense of the Collateral Agent's rights under this Agreement under the Collateral Documents and in and to the Collateral and the Trust Estate. The obligations of the Companies under this Section 7.3 shall survive the termination of the other provisions of this Agreement.

                 7.4 Stamp and Other Similar Taxes. The Companies shall indemnify and hold harmless the Collateral Agent and each Secured Party (and each Person for whom any Secured Party acts as trustee, agent or fiduciary) from any present or future claim for liability for any filing, stamp, recording, intangibles or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Collateral Document or any Secured Obligation. The obligations of the Companies under this Section 7.4 shall survive the termination of the other provisions of this Agreement.

                 7.5 Filing Fees, Excise Taxes, etc. The Companies shall pay or reimburse the Collateral Agent for any and all amounts in respect of all search, filing, intangibles, transfer, recording, renewal and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement, any Collateral Document or any Secured Obligation to the extent the same may be paid or reimbursed by the Companies without subjecting the Collateral Agent or any Secured Party to any civil or criminal liability. The obligations of the Companies under this Section 7.5 shall survive the termination of the other provisions of this Agreement.

                 7.6 Indemnification. (a) The Companies agree to pay, indemnify, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Collateral Documents unless arising from the gross negligence or willful misconduct of the Collateral Agent.

                 (b) In any suit, proceeding or action brought by the Collateral Agent with respect to the Collateral or for any sum owing in respect of Secured Obligations, or to enforce the provisions of any Collateral Document, the Companies shall save, indemnify and keep the Collateral Agent harmless from and against all expenses, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever incurred or suffered by the Collateral Agent arising out of a breach by the Companies of any obligation set forth in this Agreement, and all such obligations of the Companies shall be and remain enforceable against and only against the Companies. The provisions of this Section 7.6 shall survive the termination of the other provisions of this Agreement.

                 7.7 Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Companies, the Companies shall promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary or desirable in obtaining the full benefits intended to be provided by this Agreement.


                                   ARTICLE 8

                                COLLATERAL AGENT

                 8.1 Acceptance of Trust. The Collateral Agent, for itself and its successors, hereby accepts the trust created by this Agreement upon the terms and conditions hereof. The Collateral Agent's duties in respect of the Trust Estate shall include, without limitation, the review of applications of PCI Canada, PAI or others for consents, waivers, releases or other matters relating to the Trust Estate or the Collateral and the prosecution following any Event of Default under either the Indenture or the Term Loan Agreement of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to Sections 2.2 and 2.3. The Collateral Agent shall forward copies of any written communication it receives from the Companies to the Secured Parties.

                 8.2 Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties made by the Companies herein or in any other Collateral Document. The Collateral Agent makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of PCI Canada or PAI, as applicable, thereto or as to the security afforded by the Collateral Documents or this Agreement or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of the Collateral Documents or this Agreement or of the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate, except that, subject to the provisions of Section 8.4(c), in the event the Collateral Agent enters into possession of a part or all of the Collateral, the Collateral Agent shall use reasonable efforts to preserve the part in its possession.

                 (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Obligor of any of the covenants or agreements contained herein, in any Collateral Document or in any Debt Instrument or other document evidencing or securing the Secured Obligations. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by a Secured Party (or any Person for whom a Secured Part acts as trustee, agent or fiduciary), the Collateral Agent may rely on a certificate as to such amount from any trustee, agent or fiduciary constituting or representing such Secured Party and if any such Secured Party shall not provide such information to the Collateral Agent, such Secured Party shall not be entitled to receive payments hereunder (in which case the amounts otherwise payable to such Secured Party shall be held in trust for such Secured Party in the Collateral Account) until such Secured Party has provided such information to the Collateral Agent.

                 (c) The Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Collateral Document or any Debt Instrument or other document evidencing or securing the Secured Obligations except for its own gross negligence or willful misconduct.

                 8.3 Delegation of Duties. The Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence of willful misconduct in the employment of such agents or attorneys-in-fact.

                 8.4 Reliance by the Collateral Agent. (a) The Collateral Agent may consult with counsel, and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

                 (b) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, direction, instruction, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Collateral Document.

                 (c) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including, without limitation, such reasonable advances as may be requested by the Collateral Agent. Nothing in this Agreement shall obligate any Secured Party or any Person for whom a Secured Party acts as trustee, agent or fiduciary, as applicable to provide any such security or indemnity or to make any such advance unless such Secured Party or Person agrees to do so, in its sole discretion.

                 8.5 Resignation or Removal of the Collateral Agent. (a) The Collateral Agent may at any time, (i) by giving 60 days' prior written notice to the Secured Parties and the Companies, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor collateral agent or collateral agents by the Majority Holders and the acceptance of such appointment by such successor collateral agent or collateral agents or (ii) be removed from its capacity as the Collateral Agent with or without cause by the Majority Holders. If no successor collateral agent or collateral agents shall be appointed and approved within 60 days from the date of the giving of the aforesaid notice of resignation or within 60 days from the date of such removal, the Collateral Agent (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation or such removal) shall, or any Secured Party may, apply to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents to act hereunder. Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents appointed by the Majority Holders upon the acceptance of such appointment by such successor collateral agent or collateral agents.

                 (b) If at any time the Collateral Agent shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent by virtue of the removal of the Collateral Agent pursuant to clause (ii) of Section 8.5(a) or for any other cause, a successor collateral agent or collateral agents may be appointed by the Majority Holders, and the powers, duties, authority and title of the predecessor collateral agent or collateral agents shall be terminated and cancelled without procuring the resignation of such predecessor collateral agent or collateral agents, and without any other formality (except as may be required by applicable law).

                 (c)      The appointment and designation referred to in
Section 8.5(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Majority Holders, the Companies or its or their successor collateral agent or collateral agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder. Each such predecessor or predecessors shall deliver all securities and moneys held by it or them to such successor collateral agent or collateral agents.

                 (d) Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Companies. The resignation of any collateral agent or collateral agents and the instrument or instruments removing any collateral agent or collateral agents, together with all other instruments, deeds and conveyances provided for in this Article 8 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Companies, wherever this Agreement is recorded, registered and filed.

                 8.6 Status of Successors to the Collateral Agent. Every successor to the Collateral Agent appointed pursuant to Section 8.5 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the 48 contiguous States, and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.

                 8.7 Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

                 8.8 Appointment of Additional and Separate Collateral Agent. Whenever (i) the Collateral Agent shall deem it necessary or prudent (in accordance with the advice or opinion of its counsel) in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, or (ii) the Collateral Agent shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Secured Parties, then, in any such case, the Collateral Agent shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Collateral Agent either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the Collateral Agent, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent. The Companies and the Secured Parties hereby consent to all actions taken by the Collateral Agent under the foregoing provisions of this Section 8.8.


                                   ARTICLE 9

                        CERTAIN INTERCREDITOR PROVISIONS

                 9.1 Contesting Liens or Security Interest. Each Company, the Collateral Agent, each Secured Party and, by acceptance of the benefits of this Agreement and the Collateral Documents, each Person for whom a Secured Party acts as trustee, agent or fiduciary, as applicable, hereby agree that (a) the liens and security interests granted to the Collateral Agent or to the Collateral Agent for its account and for the account of the Quebec Secured Parties, as the case may be, under the Collateral Documents shall be treated, as among the Secured Parties and the Quebec Secured Parties, as the case may be, and each of such Persons, as having equal priority and shall at all times be shared by the Secured Parties and the Quebec Secured Parties, as the case may be, as provided herein, regardless of any claim or defense (including, without limitation, any claims under the fraudulent transfer, preference or similar avoidance provisions of applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally) to which the Collateral Agent or any Secured Party or Quebec Secured Party, as the case may be, or any of such Persons may be entitled or subject and (b) none of them shall contest the validity, perfection, priority or enforceability of any lien or security interest granted to the Collateral Agent or any obligation secured by any such lien or security interest.

                 9.2 No Additional Rights for Companies Hereunder. If a Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Companies agree that they shall not raise such violation as a defense to collection or enforcement by the other Secured Party with respect to the Indenture Obligation or the Term Loan Obligation, as the case may be, or assert such violation as a counterclaim or basis for setoff or recoupment against either Secured Party.

                 9.3 Concerning Collateral Agent. Notwithstanding anything to the contrary set forth herein, no provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its powers if it shall have reasonable grounds for believing repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 9.4 Authority. Each of the parties hereto represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party of this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.


                                   ARTICLE 10

                   TERMINATION; EXPIRATION OF CERTAIN RIGHTS

                 10.1 Termination. This Agreement shall terminate when all amounts owing in respect of all the Secured Obligations shall have been paid in full in cash.

                 10.2 Amendment of Collateral Documents. Subject to the requirements of Sections 2.2, 3.2(c) and 4.5 hereof, the Majority Holders (provided that the Majority Holders include the Term Loan Note Majority Holders) shall have the exclusive authority to direct the Collateral Agent to amend, supplement or waive any provision of any Collateral Document or to direct the Collateral Agent to forebear from enforcing any provision of any Collateral Document; provided, however, that no such amendment, supplement or waiver shall affect the right of any Secured Party (or any Person for whom a Secured Part acts as trustee, agent or fiduciary) not consenting thereto in writing to equal and ratable security under the Collateral Documents. In addition, no amendment or modification to any of the Collateral Documents shall impose any additional obligations or responsibilities upon any Secured Party or otherwise adversely effect its rights hereunder without the consent of each of the Secured Parties affected thereby.


                                   ARTICLE 11

                                 MISCELLANEOUS

                 11.1 Amendments to Financing Arrangements or to This Agreement. The Collateral Agent, the Term Loan Agent and the Trustee shall each use its best efforts to notify the other or others of any amendment, modification or waiver to any document evidencing or securing the Secured Obligations, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. Each of the parties shall, upon request of the other or others, provide copies of all such modifications, amendments and waivers and copies of all other documentation relevant to the Collateral. All modifications, amendments and waivers of this Agreement must be in writing and duly executed by an authorized officer of the Collateral Agent and each Secured Party to be binding and enforceable, and the written consent of the Companies shall be required only if the amendment, modification or waiver would impose, or have the effect of imposing, on the Companies, more restrictive covenants or greater obligations than those applicable to the Companies under this Agreement, which consent shall not be unreasonably withheld, provided, however, the written consent of the Companies shall not be required with respect to an amendment of this Agreement pursuant to Section 3.11.

                 11.2 Notices, Distributions and Payments. (a) In each case herein or in any Collateral Document where any payment or distribution is to be made or notice is to be given to Secured Parties, (i) such payments, distributions and notices in respect of the Indenture Obligations shall be made to the Trustee for the benefit of the Holders and (ii) such payments, distributions and notices in respect of the Term Loan Obligations shall be made to the Term Loan Agent for the benefit of the Term Loan Lenders.

                 (b)      All notices requests, demands and other
communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent by mail, telex, telecopier or hand delivery:

                 (i) If to any of the Companies, to such Company at the following address:

                          4200 NationsBank Center
                          700 Louisiana Street
                          Houston, Texas 77002
                          Attention: Vice President, General Counsel
                                        and Secretary

                 (ii)     If to the Collateral Agent, to the following address:

                          United States Trust Company of New York
                          114 West 47th Street
                          New York, New York 10036
                          Attention: Corporate Trust Department

                 (iii)    If to the Trustee, to the following address:

                          United States Trust Company of New York
                          114 West 47th Street
                          New York, New York 10036
                          Attention: Corporate Trust Department

                 (iv)     If to the Term Loan Agent, to the following address:

                          Bank of America National Trust
                          and Savings Association
                          231 South LaSalle Street
                          8th Floor
                          Chicago, Illinois 60697
                          Attention: Agency
                          Management Services

                 (v)      If to the Agent Bank, to the following address:

                          Bank of America National Trust
                          and Savings Association
                          231 South LaSalle Street
                          8th Floor
                          Chicago, Illinois 60697
                          Attention: Agency
                          Management Services

All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand or five business days after being deposited in the mail, postage paid, when telexed answer back received and when telecopied, receipt acknowledged. Any party hereto may change its address set forth in this Section 11.2(b) by notice to the other parties given in accordance with the provisions of this Section 11.2(b).

                 11.3 Headings. Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                 11.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 11.5 Dealings with the Companies. Upon any application or demand by the Companies to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or under any Collateral Document, the Companies shall furnish to the Collateral Agent an officers' certificate and opinion of counsel stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

                 11.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties (and the Persons for whom the Secured Parties act as trustee, agent or fiduciary, as applicable) and their respective successors and assigns and nothing herein or in any Collateral Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, the Collateral or the Trust Estate.

                 11.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 11.8 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                 11.9 Execution by Agent Bank. The Agent Bank has executed and delivered this Agreement solely for purposes of agreeing to, and receiving the benefits of, the provisions of Section 2.2(c) and (d) hereof.

                 11.10 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE OBLIGORS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE (AND, IN ANY SUIT BY THE COLLATERAL AGENT, SEEKING ENFORCEMENT AGAINST COLLATERAL OR OTHER PROPERTY, TO THE JURISDICTION OF THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR PROPERTY MAY BE FOUND) AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE OBLIGORS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE
LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

                 11.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO. EACH OBLIGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION HEREOF AND OF EACH OTHER DOCUMENT

DESCRIBED HEREIN TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND SECURED PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER DOCUMENT.
                           [Signature page follows.]

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            UNITED STATES TRUST COMPANY OF
                                              NEW YORK, as Trustee

                                            By  /s/ PATRICIA STERMER
                                              ---------------------------------
                                              Name: PATRICIA STERMER
                                              Title: ASSISTANT VICE PRESIDENT

                                            BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION, as
                                              Term Loan Agent

                                            By /s/ DAVID A. JOHANSON
                                              ---------------------------------
                                              Name: David A. Johanson
                                              Title: Vice President

                                            UNITED STATES TRUST COMPANY
                                              OF NEW YORK, as
                                              Collateral Agent

                                            By /s/ PATRICIA STERMER
                                              ---------------------------------
                                              Name: PATRICIA STERMER
                                              Title: ASSISTANT VICE PRESIDENT

                                            PCI CHEMICALS CANADA INC.

                                            By /s/ PHILIP J. ABLOVE
                                              ---------------------------------
                                              Name:  Philip J. Ablove
                                              Title: Vice President and
                                                     Chief Financial Officer

                                            PIONEER AMERICAS
                                            ACQUISITION CORP.

                                            By /s/ PHILIP J. ABLOVE
                                              ---------------------------------
                                              Name:  Philip J. Ablove
                                              Title: Vice President and
                                                     Chief Financial Officer

                                            PIONEER AMERICAS, INC.

                                            By /s/ PHILIP J. ABLOVE
                                              ---------------------------------
                                              Name:  Philip J. Ablove
                                              Title: Vice President and
                                                     Chief Financial Officer

                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION, as
                                            Agent Bank

                                            By /s/ DAVID A. JOHANSON
                                              ---------------------------------
                                              Name: David A. Johanson
                                              Title: Vice President